UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 4, 2008

WHITEMARK HOMES, INC.
(Exact name of Company as specified in its charter)

Colorado	000-08301	25-1302097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

677 North Washington Blvd., Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

(914)-952-5885
 (Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Company’s Certifying Accountant.

On December 4, 2008,  Moore & Associates Chartered (“Moore”) resigned as the auditors of Whitemark Homes, Inc. (the “Company”).  On December 4, 2008, Moore sent a letter to the Securities and Exchange Commission (the “Commission”) informing the Commission that the Company’s interim financials for the period ended September 30, 2008 were filed without auditor review and further stating that Moore had advised that these financials should not be relied on and the filer be required to file an 8-k of Non-Reliance immediately which the filer apparently ignored.  We further advise the Securities and Exchange Commission that as of December 4, 2008 we are resigning as Auditors of record because of non compliance on the part of the filer.

A copy of this letter is attached hereto as Exhibit 7.1 and incorporated herein by reference.

The Company was under the belief that the interim financials referenced in Moore’s letter had been reviewed by Moore at the time of such filing.  Neither the Board of Directors of the Company nor its Audit Committee has discussed this disagreement with Moore.  As of the date hereof, the Company had not authorized Moore to respond to the inquiries of its successor accountant but it is prepared to do so in the event that its successor accountant desires to make such inquiries.

On August 27, 2009, the Public Company Accounting  Oversight Board (the “PCAOB”) revoked the  registration  of Moore.  The PCAOB imposed the sanction on the basis of its findings concerning Moore’s violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 10b-5 of the Exchange Act, PCAOB rules and auditing standards in auditing the financial statements of three issuer clients from 2006 to 2008, PCAOB rules and quality control standards and noncooperation with a PCAOB investigation.

In a related enforcement action by the Securities and Exchange Commission (the “Commission”), in addition to certain monetary penalties, Moore agreed to be permanently enjoined from future securities violations and to be suspended from appearing or practicing before the Commission as accountants.

Moore has not issued a report on the Company’s financial statements for either of the Company’s past two fiscal years.  Moore issued a report with respect to the fiscal year ended December 31, 2007, which report, other than a going concern qualification, did not contain an adverse opinion or disclaimer of opinion,  and was not qualified or modified as to  uncertainty,  audit scope or accounting  principles.

On January 20, 2009, the Board of Directors approved the engagement of the accounting firm of Salberg & Company, P.A. (“Salberg”) as the Company’s auditors; provided, however, that  as of the date of filing of this Current Report on Form 8-K, the Company had not entered into an engagement agreement with Salberg.

Other than as described above, during the  Company's  two most recent  fiscal years and the interim period prior to Moore’s dismissal, there were no disagreements with Moore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Company has requested that Moore furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. Moore has informed the Company that on advice of counsel it will not issue such letter.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2010, John Reese resigned as a member of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

7.1	Letter dated December 4, 2008 from Moore & Associates, Chartered to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEMARK HOMES, INC.

By:	/s/ Barry Reese
Barry Reese
Chief Executive Officer and President

Date: January 25, 2010